Exhibit 10.12

STOCK OPTION AMENDMENT AGREEMENT

This STOCK OPTION AMENDMENT AGREEMENT (this “Agreement”), dated as of                , 2020, is among Vertex, Inc. (the “Company”) and [INSERT NAME OF OPTIONHOLDER] (the “Optionee”).

RECITALS

WHEREAS, in connection with the consummation of the initial public offering of the Company’s Class A common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “IPO”), the Company and Optionee desire to amend the options to purchase Class B common stock of the Company granted to the Optionee on               ,      (the “Prior Options”) as provided in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Amendment of Prior Options.  Upon the terms and subject to the conditions contained herein, effective as of the effectiveness of the Form S-8 registration statement covering securities offered under the Vertex, Inc. 2020 Incentive Award Plan (the “Plan”), which is expected to become effective promptly after the completion of the IPO, the Optionee and the Company hereby amend the Prior Options as follows (as amended, the “Amended Options”):

•                  The Amended Options will cover shares of the Company’s Class A common stock equal to the number shares of Class B common stock of the Company covered by the Prior Options, subject to any stock split that occurs in connection with the IPO;

•                  The Amended Options will have the same aggregate exercise price as the Prior Options immediately prior to the IPO;

•                  The Amended Options will have the same final expiration date as the Prior Options, which is the “Triggering Event” as defined in the agreement governing the Prior Options; and

•                  The Amended Options will be subject to the terms and conditions of the Plan and the Stock Option Grant Notice and Stock Option Agreement (the “Option Agreement”), drafts of which are attached hereto as Exhibit A and Exhibit B, respectively.

2.                                      Treatment of Prior Options.  Effective as of the IPO, the terms of the Prior Options will have no further force or effect and the Optionee shall only have rights with respect to the Amended Options.  By entering into this Agreement, the Optionee agrees to the terms of the Amended Options, including the terms of the Plan and the Option Agreement in substantially the forms attached hereto as Exhibit A and Exhibit B, respectively.  In the event the IPO does not occur prior to December 31, 2020, the Prior Options will remain outstanding subject to their terms.

3.                                      Governing Law.  This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware, without giving effect to the conflict or choice of law provisions thereof.

4.                                      Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

VERTEX, INC.

By:
Name:
Title:

OPTIONEE

[Name of Optionholder]

Exhibit A

2020 Incentive Award Plan

(attached)

Exhibit B

Stock Option Agreement

(attached)